Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medgenics, Inc. Stock Incentive Plan and the Non-Plan Inducement Stock Option Award of our report dated March 1, 2012 with respect to the consolidated financial statements of Medgenics, Inc. included in the Annual Report on Form 10-K of Medgenics, Inc. for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Haifa, Israel	Kost Forer Gabbay & Kasierer
August 1, 2012	A member of Ernst & Young Global